Exhibit 16.1


January 25, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Commissioners:

We have read Knobias, Inc.'s statements under Item 4.01 of its Form 8-K dated January 20, 2005, and we agree with such statements concerning our firm.


Sincerely,


/s/ Horne LLP
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HORNE LLP
Jackson, Mississippi